UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): October 2, 2008

DRUGSTORE.COM, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-26137	04-3416255
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

411 108th Ave. NE, Suite 1400, Bellevue, Washington 98004

(Address of Principal Executive Offices, Including Zip Code)

(425) 372-3200

(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On October 2, 2008, the compensation committee of the board of directors of drugstore.com, inc. approved an increase in base salary for Dawn Lepore, our president and chief executive officer, from $450,000 to $500,000, effective January 1, 2009.

On October 3, 2008, the committee granted to Ms. Lepore 1.3 million shares of restricted stock subject to the terms and conditions of our 2008 equity incentive plan and a restricted stock agreement, a copy of which is filed as Exhibit 10.1 to this current report. Our 2008 equity incentive plan was approved by our board of directors on March 10, 2008 and by our shareholders on June 12, 2008.

Ms. Lepore’s shares of restricted stock will vest over four (4) years in eight (8) equal installments on each six-month anniversary of the grant date. Consistent with the terms of Ms. Lepore’s previous equity awards, all unvested shares will vest in the event of a change in control (as defined in the 2008 equity incentive plan). In addition, if we terminate her employment without cause (as defined in Ms. Lepore’s restricted stock agreement) or if she terminates her employment for good reason (as defined in her agreement), she will receive twelve (12) additional months of vesting credit with respect to her restricted stock.

Simultaneously with the grant of her restricted stock, Ms. Lepore forfeited all 514,286 unvested shares of common stock issuable pursuant to the option granted to her on December 29, 2006.

The committee also granted restricted stock awards to our other executive officers, as follows:

Executive Officer	Shares Awarded
Robert Hargadon, Vice President, Human Resources	110,000
Yukio Morikubo, Vice President, Strategy and General Counsel	145,000
Robert Potter, Vice President, Chief Accounting Officer	120,000
Tracy Wright, Vice President, Chief Finance Officer	120,000

These restricted stock awards are subject to the terms and conditions of our 2008 plan and restricted stock agreements in substantially the form filed as Exhibit 10.2 to this current report and will vest over four (4) years in eight (8) equal installments on each six-month anniversary of the grant date. In addition, if within twelve (12) months following a change in control, we terminate the executive officer’s employment without cause or the executive officer terminates his or her employment for good reason, all unvested shares of the restricted stock will immediately vest.

The committee also approved a form of stock option agreement, a copy of which is filed as Exhibit 10.3 to this current report.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

10.1	Restricted Stock Agreement between the Company and Dawn G. Lepore dated October 3, 2008

10.2	Form of Restricted Stock Agreement (under the 2008 Equity Incentive Plan)

10.3	Form of Stock Option Agreement (under the 2008 Equity Incentive Plan)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DRUGSTORE.COM, INC. (Registrant)

By:	/s/ Yukio Morikubo
Yukio Morikubo Vice President, General Counsel

Date: October 7, 2008